Exhibit 1.1

MICROSOFT CORPORATION

Standard Provisions of

Underwriting Agreements for Debt Securities

From time to time, Microsoft Corporation, a corporation incorporated in the State of Washington (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto (each, an “Underwriting Agreement”) that provide for the sale of the debt securities designated in such Underwriting Agreement (the “Securities”). The basic provisions set forth herein (the “Standard Provisions”) to the extent applicable to securities of the type represented by the Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Securities. Each Underwriting Agreement will be entered into, with such additions and deletions to the Standard Provisions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representatives”) for the particular issue of Securities and will specify the underwriters participating in such offering (such underwriters together with the Representatives, the “Underwriters”). The Securities will be issued pursuant to an indenture, dated as of May 18, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and the supplemental indenture(s) identified in the Underwriting Agreement (collectively, the “Supplemental Indenture,” and together with the Base Indenture, and as further amended or supplemented from time to time, the “Indenture”). The trustee identified in the applicable Supplemental Indenture (the “Trustee”) is the trustee for any and all debt securities issued under such Supplemental Indenture. At or prior to the time when sales of the Securities are first made (which time shall be set forth in the Underwriting Agreement, the “Applicable Time”), the Company will prepare certain information (collectively, and together with the Pricing Prospectus (as defined below), the “Pricing Disclosure Package”) which information will be identified in Schedule III of the Underwriting Agreement.

1.     Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter named in the applicable Underwriting Agreement that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the Underwriting Agreement; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the various parts of such registration statement, including all exhibits thereto (other than the Statements of Eligibility and Qualification on Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of the Underwriting Agreement, is hereinafter called the “Base Prospectus”; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including, without limitation, any Preliminary Prospectus relating to the Securities, is hereinafter called the “Pricing Prospectus”; any reference in the Underwriting Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder, on or before the date of the Underwriting Agreement or the issue date of any such prospectus; any reference to “amend,” “amendment,” “supplement” or similar terms with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act or the Securities Act, as the case may be, after the date of the Underwriting Agreement or the issue date of any such prospectus which are deemed to be incorporated by reference therein; and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities that (x) is required to be filed with the Commission by the Company or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or the offering that does not reflect the final terms is hereinafter called an “Issuer Free Writing Prospectus”;

(b)    The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when they were filed with the Commission or became effective, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder; none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when such documents are filed with the Commission or become effective, as the case may be, will conform in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)    The Registration Statement, any Preliminary Prospectus and the Pricing Prospectus conform, and the Prospectus and any post-effective amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and (i) the Registration Statement and any amendment thereto, as of their applicable effective dates relating to the Securities, did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as of their issue dates, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus and the Prospectus as amended or supplemented, if applicable, at the Time of Delivery (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)    The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and has not been, and continues not to be, an “ineligible issuer” (as such term is defined in Rule 405 under the Securities Act), in each case as from the earliest time after the filing of the Registration Statement that the Company or another offering participant made a “bona fide” offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(e)    The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus identified in Schedule III of the Underwriting Agreement relating to the Securities does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)    The Company has not made, and, without the prior written consent of the Representatives, will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Securities Act; provided, however, that the prior written consent of the Representatives shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on

Schedule III of the Underwriting Agreement relating to the Securities; and the Company has complied, and will comply, with the requirements of Rule 433 under the Securities Act applicable to any such Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping;

(g)    The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(h)    The Securities have been duly authorized and, when authenticated in accordance with the Indenture and issued and delivered pursuant to the Underwriting Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(i)    The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, at the Time of Delivery, will constitute, a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(j)    The Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

2.    Purchase and Sale of Securities. Subject to the terms and conditions set forth in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters named in the Underwriting Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in the Underwriting Agreement, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I of the Underwriting Agreement.

The Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement will be delivered by the Company to the Representatives in the form of global Securities, representing all of the Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company, or its nominee, for credit to the respective accounts of the Underwriters. Payment of the purchase price of the Securities shall be made by the Underwriters in same day funds by wire transfer to the account specified by the Company against delivery of the Securities. The Company will cause the global notes representing the Securities to be made available to the Representatives for review at least twenty-four hours prior to the Closing Time. The time and date of such delivery and payment shall be 9:00 a.m. New York City Time on the date and in the place specified in the Underwriting Agreement or such other time and date as the Representatives and the Company may agree upon in writing, such time and date being referred to herein as the “Time of Delivery”.

3.    Offer and Sale of Securities by the Underwriters. Upon the authorization of the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.    Representations, Warranties and Agreements of the Underwriters. (a) Each Underwriter, on behalf of itself and each of its affiliates, severally and not jointly, represents and warrants to, and agrees with, the Company that it and each such affiliate have not offered, sold, purchased or delivered, and will not offer, sell, purchase or deliver, directly or indirectly, any of the Securities or distribute any offering material in relation thereto in any jurisdiction outside the United States except under circumstances that will, to the best of its or such affiliate’s knowledge, result in compliance with the applicable laws and regulations thereof. In the event that the offer or sale of the Securities by an Underwriter in a jurisdiction outside the United States requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter agrees with the Company that it will use its commercially reasonable efforts to assist the Company in complying with such requirements.

(b)    Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company and the Representatives that it has not made, and unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission; provided, however, that the prior written consent of the Company shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule III of the Underwriting Agreement relating to the Securities. The Company represents that it has treated or agrees that it will treat any such issuer free writing prospectus or free writing prospectus to which it so consents as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable thereto, including with respect to timely filing with the Commission, legending and record-keeping.

5.    Further Agreements of the Company. The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b); and to make no further amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus after the date of the Underwriting Agreement and prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof unless in the opinion of counsel for the Company such amendment or supplement is required by law; provided, however, that in the case of any periodic filing to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act during such period, the Company shall furnish to the Representatives a draft of any such filing for review by the Representatives prior to filing with the Commission and shall discuss any reasonable comments that the Representatives may have with respect to such draft prior to filing;

(b)    To prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in the form previously agreed upon by the Company and the Underwriters, and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date of the Underwriting Agreement; provided, however, that the Company shall furnish the Representatives with copies of the Pricing Term Sheet prior to such proposed filing and shall not use or file any such document which shall be disapproved by the Representatives; and to file promptly any other Issuer Free Writing Prospectus or other material required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act;

(c)    To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities (the “prospectus delivery period”); and, during the prospectus delivery period, to advise the Representatives, promptly after it receives notice thereof, of (i) the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided that no such notification need be given in connection with any such amendment or supplement consisting of a document filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the Time of Delivery with respect to the Securities unless the Representatives have advised the Company that the Underwriters have not completed the distribution of the Securities), (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order suspending or preventing the use of any prospectus relating to the Securities or any Issuer Free Writing Prospectus, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for the purpose of any of the foregoing or (v) any request by the Commission for the amending or supplementing of the Registration Statement or of the Prospectus or for additional information; and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or any Issuer Free Writing Prospectus relating to the Securities or suspending any such qualification, or of any such notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its reasonable best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(d)    To take such action as the Representatives may reasonably request to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)    To furnish each Underwriter with one copy of the Registration Statement and, during the prospectus delivery period referred to in Section 5(c) hereof, to furnish the Underwriters with copies of the Pricing Disclosure Package and the Prospectus in New York City in such quantities as the Representatives may reasonably request (excluding, in each case, any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system);

(f)    If, during the prospectus delivery period referred to in Section 5(c) hereof, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary in the opinion of counsel for the Company during such prospectus delivery period to amend or supplement the Prospectus or to file with the Commission any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and prepare and file such document and to furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g)    To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(h)    During the period beginning from the date of the Underwriting Agreement relating to the Securities and continuing to and including the Time of Delivery with respect to the Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of the Representatives; and

(i)    To pay the Commission the required filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act.

6.    Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers and any out-of-pocket costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda (not to exceed $5,000); (iii) any fees charged by securities rating services for rating the Securities; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6 and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including any transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.    Conditions of Underwriters’ Obligation. The obligations of the Underwriters to purchase Securities at the Time of Delivery as provided in the Underwriting Agreement shall be subject, in the discretion of the Representatives, to (i) the condition that all representations and warranties of the Company herein are as of the Time of Delivery true and correct, (ii) the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and (iii) the following additional conditions:

(a)    Any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for each such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and the Pricing Term Sheet provided for in Section 5(b) hereof and any other Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission pursuant to Rule 433 under the Securities Act within the applicable time period prescribed for such filing by Rule 433 and in accordance with Section 5(b) hereof (unless such Issuer Free Writing Prospectus is not required to be filed with the Commission pursuant to Rule 433(d)(5)(i));

(b)    No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received;

(c)    The General Counsel of the Company, any Deputy General Counsel of the Company, any Associate General Counsel of the Company or such other person named in the Underwriting Agreement, shall have furnished to the Representatives his or her written opinion, dated the Time of Delivery, in form and substance substantially to the effect set forth in Schedule IV hereto;

(d)    Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance substantially to the effect set forth in Schedule V hereto;

(e)    The Representatives shall have received an opinion and negative assurance letter of counsel for the Underwriters, dated the Time of Delivery, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(f)    On the date of the Underwriting Agreement and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a “comfort” letter or letters, dated the date of the Underwriting Agreement and Time of Delivery, respectively, as to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives (which comfort letter or letters shall, as applicable, be substantially consistent with drafts provided by Deloitte & Touche LLP to the Representatives prior to or on the date of the Underwriting Agreement or comfort letters previously delivered in respect of offerings of securities by the Company);

(g)    Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there shall not have been a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h)    On or after the date of the Underwriting Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading of any securities issued by the Company; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis affecting the financial markets of the United States, if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(i)    On or after the date of the Underwriting Agreement and prior to the Time of Delivery (i) no downgrading shall have occurred in the rating assigned to the Company’s debt securities by Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. and (ii) neither of these rating organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, the effect of which, in any event specified in clause (i) or (ii), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus; and

(j)    The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of the Company signed by an officer of the Company reasonably satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company herein as of the Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery and (iii) the matters set forth in Sections 7(b) and 7(g) hereof.

8.    Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any “issuer free writing prospectus” (as defined in Rule 433(d) under the Securities Act) relating to the offering of the Securities, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any such issuer free writing prospectus, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company to the same extent as the indemnity set forth in Section 8(a) hereof, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of, or omission or alleged omission to state, a material fact made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 8(a) or 8(b), as the case may be, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(b), as the case may be. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 8(a) or 8(b), as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, notwithstanding the preceding sentence of this Section 8(c), the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm (in addition to not more than one separate local counsel in any jurisdiction in which the indemnified party requires representation by separate counsel) for all such indemnified parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement effected by an indemnified party without its prior written consent, but if the settlement is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d)    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of the Company.

9.    Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in the Underwriting Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to the Underwriting Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of the Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in Section 9(b) hereof, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then the Underwriting Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.    Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in the Underwriting Agreement or made by or on behalf of them, respectively, pursuant to the Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.    Termination. If the Underwriting Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.    Nature of Underwriters’ Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to the Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated by the Underwriting Agreement and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated by the Underwriting Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Securities contemplated by the Underwriting Agreement except the obligations expressly set forth in the Underwriting Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

13.    Authority of Representatives. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any Representatives and may assume that such statement, request, notice or agreement has been duly authorized by such Underwriter.

14.    Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telephone if promptly confirmed in writing, and if to the Underwriters, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to the Representatives at the addresses set forth on Schedule II of the Underwriting Agreement; and if to the Company, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, Attention: Corporate Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address which, if not set forth on Schedule II of the Underwriting Agreement, shall be provided to the Company by the Representatives upon request.

15.    Persons Entitled to Benefit of Agreement. The Underwriting Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, each person who controls the Company or any Underwriter and any other affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of the Underwriting Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    Time of Essence. Time shall be of the essence of the Underwriting Agreement. As used herein, the term “business day” shall mean any day, other than a Saturday or a Sunday, which is not a day or which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

17.    Definitive Agreement. The Underwriting Agreement supersedes all prior agreements and understandings (written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    Governing Law. The Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19.    Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby.

20.    Counterparts. The Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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Annex A

Underwriting Agreement

[●], 20[●]

[Name(s) of Representatives(s)]

As Representatives(s) of the several Underwriters

listed in Schedule I hereto

c/o [Name(s) and Address(es) of Representatives(s)]

Ladies and Gentlemen:

Microsoft Corporation, a Washington corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives(s) (the “Representatives(s)”), $[●] principal amount of its Notes due 20[●] (the “Notes due 20[●]”) and $[●] principal amount of its Notes due 20[●] (the “Notes due 20[●]” and, together with the Notes due 20[●], the “Securities”) having the terms set forth in Schedule II hereto. The Securities will be issued pursuant to an indenture, dated as of May 18, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and as supplemented by the [●] supplemental indenture and [●] supplemental indenture thereto, each to be dated as of [●], 20[●], between the Company and [●], as trustee (the “Trustee”), and as further amended or supplemented from time to time (the “Indenture”).

Subject to the terms and conditions set forth in this Underwriting Agreement, the Company agrees to issue and sell to each of the several Underwriters, and each of the Underwriters, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at the purchase prices set forth in Schedule II hereto. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to initially offer the Securities on the terms set forth in Schedule III hereto and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter. For the purposes of this Underwriting Agreement, the “Applicable Time” is [●]:[●] [●].M., New York City time, on [●], 20[●].

Payment for and delivery of the Securities shall be made at the offices of [●] at [●]:[●] A.M., New York City time, on [●], 20[●], or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives(s) and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Time of Delivery”.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes due 20[●] and one or more global notes representing the Notes due 20[●] (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives(s) not later than 1:00 P.M., New York City time, on the business day prior to the Time of Delivery.

The Company and the Underwriters understand and agree that the only written information furnished to the Company by such Underwriters through the Representatives(s) expressly for use in the Registration Statement, any amendment or supplement thereto, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto is the name of such Underwriter set forth on the cover page of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus[, insert references to appropriate additional information provided by the Underwriters].

All provisions contained in the document entitled “Standard Provisions of Underwriting Agreements for Debt Securities” filed as Exhibit 1.1 to the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission on [●], 2021 (333-[●]) (the “Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Underwriting Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Underwriting Agreement by signing in the space provided below.

Very truly yours,

MICROSOFT CORPORATION

By:
Name:
Title:

Accepted: [●], 20[●]

For themselves and on behalf of the several
Underwriters listed in Schedule 1 hereto.

[NAME(S) OF REPRESENTATIVE(S)]

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of 20[●] Notes	Principal Amount of 20[●] Notes
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

Total	[●]	[●]

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SCHEDULE II

TERMS OF SECURITIES AND OFFERING

Underwriting Agreement:    dated [●], 20[●]

Registration Statement No.:    333-[●]

Representatives:	[●] [●] [●]

Title of the Securities:

[●]% Notes due 20[●] (the “[●] Notes”)

[●]% Notes due 20[●] (the “[●] Notes” and, collectively with the [●] Notes, the “Notes”)

Aggregate Principal Amount:

20[●] Notes:                                             $[●]

20[●] Notes:                                             $[●]

Denominations:

$2,000 and multiples of $1,000 in excess thereof

Price to Public:

[●] Notes:                             [●]% of the principal amount, plus accrued interest, if any, from [●], 20[●]

[●] Notes:                             [●]% of the principal amount, plus accrued interest, if any, from [●], 20[●]

Purchase Price by Underwriters:

[●] Notes:                             [●]% of the principal amount, plus accrued interest, if any, from [●], 20[●]

[●] Notes:                             [●]% of the principal amount, plus accrued interest, if any, from [●], 20[●]

Maturity:

[●] Notes:                             [●], 20[●]

[●] Notes:                             [●], 20[●]

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Interest Rate:

[●] Notes:	[●]% per annum

[●] Notes:	[●]% per annum

Interest Payment Dates:

Interest on the Notes will be paid semi-annually in arrears on [●] and [●], beginning on [●], 20[●]

Optional Redemption Provisions

[At any time prior to [●], 20[●] (in the case of the 20[●] Notes) and [●], 20[●] (in the case of the 20[●] Notes), as the case may be, the Notes of such series shall be redeemable in whole or in part, at any time or from time to time, at the Company’s option, on at least [●] days’ but not more than [●] days’ prior notice sent to the registered address of each Holder of Notes to be redeemed, at a redemption price, calculated by the Company, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [●] basis points (in the case of the 20[●] Notes) or [●] basis points (in the case of the 20[●] Notes).]

[At any time on or after [●], 20[●] (in the case of the 20[●] Notes) and [●], 20[●] (in the case of the 20[●] Notes), as the case may be, the Notes of such series shall be redeemable in whole or in part, at any time, at the Company’s option, on at least [●] days’ but not more than [●] days’ prior notice sent to the registered address of each Holder of Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.]

Sinking Fund Provisions:

None.

Other Terms:

Defeasance provisions of the Indenture shall be applicable to the Notes.

Time of Delivery:	[●]

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SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

•	Pricing Term Sheet, dated [●], 20[●], relating to the Securities, which will be filed pursuant to Rule 433 under the Securities Act.

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SCHEDULE IV

FORM OF OPINION OF GENERAL COUNSEL, DEPUTY GENERAL COUNSEL,

ASSOCIATE GENERAL COUNSEL OR [●] OF THE COMPANY

(i)    The Company has been duly incorporated and is validly existing as a corporation under the law of the State of Washington and has all corporate power and authority to conduct its business and own its properties as described in the Pricing Disclosure Package and the Prospectus and to execute, deliver and perform its obligations under this Underwriting Agreement, the Securities and the Indenture.

(ii)    The Indenture has been duly authorized, executed and delivered by the Company.

(iii)    The Securities have been duly authorized, executed and issued by the Company.

(iv)    This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(v)    The issuance and sale of the Securities by the Company and the execution, delivery and performance by the Company of this Underwriting Agreement and the Indenture will not breach or result in a default under any material loan agreement of the Company or any of its subsidiaries or other material agreement or instrument of the Company or any of its subsidiaries known to such counsel, nor will such action violate the Company’s Amended and Restated Articles of Incorporation or Bylaws or any Washington State statute or any rule or regulation that has been issued pursuant to any Washington State statute or any order known to such counsel issued pursuant to any Washington State statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, provided that no opinion is expressed in this paragraph (v) with respect to securities laws and rules and regulations promulgated thereunder.

(vi)    No consent, approval, authorization, order, registration or qualification of or with any Washington State governmental agency or body or, to the knowledge of such counsel, any Washington State court is required for the issue and sale of the Securities by the Company, or the execution, delivery and performance by the Company of this Underwriting Agreement and the Indenture, provided that no opinion is expressed in this paragraph (vi) with respect to securities laws and rules and regulations promulgated thereunder.

(vii)    To the knowledge of such counsel, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Pricing Disclosure Package and the Prospectus which are not described as required.

(viii)    To the knowledge of such counsel, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement which are not filed as required.

(ix)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus or any amendment thereto prior to the Time of Delivery (other than the financial statements or other financial data therein, as to which such counsel need not express any opinion), as of the date they were filed with the Commission or became effective, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act

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or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed or became effective, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials, and such counsel may rely upon the opinion of counsel for the Company as to all matters of New York State law.

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SCHEDULE V

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL FOR THE COMPANY

(i)    The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

(ii)    The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, upon payment and delivery in accordance with this Underwriting Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

(iii)    This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)    The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” (including, in the case of the Pricing Disclosure Package, the information contained in the Pricing Term Sheet), insofar as they purport to constitute summaries of the Indenture and the Securities referred to therein, constitute accurate summaries of such terms of such terms in all material respects.

(v)    The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

(vi)    The issue and sale of the Securities by the Company, the execution, delivery and performance by the Company of this Underwriting Agreement and the execution and delivery of the Indenture by the Company will not violate any federal or New York State statute or any rule or regulation that has been issued pursuant to any federal or New York State statute, except that it is understood that no opinion is given in this paragraph (vi) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

(vii)    No consent, approval, authorization or order of, or registration or qualification with, any federal or New York State governmental agency or body or, to the knowledge of such counsel, any federal or New York State court is required for the issue and sale of the Securities

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by the Company, the execution, delivery and performance by the Company of this Underwriting Agreement and the execution and delivery of the Indenture by the Company, except that it is understood that no opinion is given in this paragraph (vii) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

(viii)    The Registration Statement has become effective under the Securities Act and the Prospectus was filed on [●] pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

(ix)    The Company is not, and after giving effect to the issue and the sale of the Securities and assuming the application of the proceeds therefrom as described in the Prospectus, the Company would not as of the date hereof be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

Such counsel shall also advise that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express any view with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the documents incorporated by reference therein.

In addition, such counsel shall state that nothing has come to such counsel’s attention that causes them to believe that (a) the Registration Statement (including the documents incorporated by reference therein and the Prospectus deemed to be a part thereof), as of the date of this Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the documents incorporated by reference therein), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the documents incorporated by reference therein), as of its date or as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the documents incorporated by reference therein.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials, and such counsel may rely upon the opinion of [●] as to all matters of Washington State law.

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